EXHIBIT 23.2

                      CONSENT OF KIRKPATRICK & LOCKHART LLP


         The consent of Kirkpatrick & Lockhart LLP to include its opinion regarding the legality of the issuance of shares is set forth in Kirkpatrick & Lockhart's opinion attached as Exhibit 5.1 to the Registration Statement on Form SB-2 filed on September 13, 2001.